Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Spyre Therapeutics, Inc. of our report dated March 2, 2023, except for the effects of the reverse stock split discussed in Note 14 to the consolidated financial statements, as to which the date is November 15, 2023, relating to the financial statements of Aeglea BioTherapeutics, Inc., which appears in Exhibit 99.2 of the Current Report on Form 8-K dated November 15, 2023.

/s/ PricewaterhouseCoopers LLP
Austin, Texas
December 22, 2023